SCHEDULE 13D

Exhibit 1

Joint Filing Agreement

                 The undersigned parties hereby agree that the Schedule 13D filed herewith relating to the Common Stock, Par Value $0.01 per share of Bishop Capital Corporation is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k) on behalf of each person.

Date:	May 27, 2004
		By:	/s/ Robert E. Robotti

Name: Robert E. Robotti

Robotti & Company, LLC

		By	Robotti & Company, Incorporated

Parent Holding Company of
Robotti & Company, LLC

		By:	/s/ Robert E. Robotti

Name: Robert E. Robotti
Title: President and Treasurer of
Robotti & Company, Incorporated

The Ravenswood Investment Company, L.P.

		By:	Ravenswood Management Company, L.L.C.

General Partner of
The Ravenswood Investment Company, L.P.

		By:	/s/ Robert E. Robotti

Robert E. Robotti
Title: Managing Member of
Ravenswood Management Company, L.L.C.